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                                  Exhibit 11

                             Microdyne Corporation

                Statement re: Computation of Per Share Earnings
               for the Three and Six Months Ended March 31, 1995


                                                Three  Months                            Six  Months
                                      --------------------------------          -----------------------------
                                                              Fully                                  Fully
                                        Primary              Diluted               Primary          Diluted
                                      ------------        ------------          ------------     ------------
Shares Outstanding at
  Beginning of Period                  11,830,660          11,830,660            11,814,697       11,814,697

Net Shares Issued
  During the Period                       118,163             118,163                69,964           69,964

Dilutive Effect of
  Stock Options                           719,941             751,679               679,014          768,649
                                      ------------        ------------          ------------     ------------
Weighted Average Shares
  Outstanding                          12,668,764          12,700,502            12,563,675       12,653,310